Exhibit 10.1

UAL CORPORATION

2002 SHARE INCENTIVE PLAN

             1.          Purpose of the Plan

              The purposes of the UAL Corporation 2002 Share Incentive Plan (the "Plan") are (1) to attract and retain outstanding individuals as officers and key employees of UAL Corporation (the "Company") and its subsidiaries, to further align such persons' interests with those of the Company's shareholders through compensation that is based on shares of the Company's common stock, par value $.01 per share ("Common Stock"), and to furnish incentives to such persons by providing such persons opportunities to acquire shares of Common Stock or monetary payments based on the value of such shares or both, on advantageous terms as herein provided; and (2) to provide for the grant of equity-based awards to non-union employees pursuant to the Company's recovery plan.

  2.         Definitions

               The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

    (a)      Award:  An Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Share or Other Share-Based Award granted pursuant to the Plan.

    (b)      Board:  The Board of Directors of the Company.

    (c)      Code:  The U.S. Internal Revenue Code of 1986, as amended, or any successor law.

    (d)      Committee:  As applicable, the Compensation Administration Committee or the Compensation Committee of the Board.

    (e)      Common Stock:  The Company's common stock, par value $.01 per share.

    (f)       Company:   UAL Corporation.

    (g)      Effective Date:  The date specified in Section 5 of the Plan.

    (h)      Exchange Act:  The U.S. Securities Exchange Act of 1934, as amended, or any successor law.

    (i)       Exercise Price:  The purchase price per share of Common Stock under the terms of an Incentive Stock Option or Nonqualified Stock Option or Stock Appreciation Right as determined pursuant to Section 6, 7 or 9, respectively, of the Plan.

    (j)      Fair Market Value:  Unless otherwise determined by the Committee, the fair market value of the Company's shares of Common Stock as of any date shall be the mean between the lowest and highest reported sale prices of the Common Stock on that date on the New York Stock Exchange as reported in the Wall Street Journal.

    (k)      Incentive Stock Option:  A stock option granted pursuant to Section 6 of the Plan.

    (l)       Nonqualified Stock Option:  A stock option granted pursuant to Section 7 of the Plan.

    (m)      Other Share-Based Awards:  Awards granted pursuant to Section 10 of the Plan.

    (n)      Participant:  Officers and other employees of the Company and its Subsidiaries as the Committee in its sole discretion may designate from time to time to participate hereunder.

    (o)      Plan:  The UAL Corporation 2002 Share Incentive Plan, as may be amended from time to time.

    (p)      Restricted Share: A restricted share of Common Stock granted pursuant to Section 8 of the Plan.

    (q)      Stock Appreciation Right:  A stock appreciation right granted pursuant to Section 9 of the Plan.

    (r)      Subsidiary:  United Air Lines, Inc., any other corporation all of the outstanding voting stock of which is owned, directly or indirectly, by the Company, and any other such entity, corporate or otherwise, as the Company in its sole discretion from time to time determines to be a Subsidiary.

  3.         Shares Subject to the Plan

               There is hereby reserved for issuance under the Plan the sum of: (i) 12,500,000 shares of Common Stock; (ii) all shares of Common Stock that are available for the issuance of awards as of the Effective Date under the UAL Corporation 1998 Restricted Stock Plan (the "Restricted Stock Plan"); and (iii) shares of Common Stock that, as of the Effective Date, are represented by awards granted under the Restricted Stock Plan that are (A) subsequently forfeited, expired or canceled without the delivery of shares of Common Stock or (B) withheld by the Company to satisfy any applicable tax withholding obligations. Such sum shall be reduced to the extent such shares of Common Stock are used for the grant of  equity-based awards out of treasury shares under the UAL Corporation Pilots Stock Option Plan as part of the Company's recovery plan and the Company decides to use shares of Common Stock reserved for issuance under this Plan.  In addition, any shares of Common Stock that are represented by Awards granted under the Plan that are forfeited, expired or canceled without delivery of shares of Common Stock or that the Company withholds to satisfy any applicable tax withholding obligations shall again be available for issuance under the Plan.  All of the shares of Common Stock described in Section 3 above may, but need not be, issued pursuant to the exercise of Incentive Stock Options.  If the purchase price of any Incentive Stock Option or Nonqualified Stock Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (either by actual delivery or attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.  Until such date as this Plan is approved by the Company's Stockholders ("Shareholder Approval Date"), if any, shares of Common Stock issued under this Award shall consist exclusively of treasury shares.  After the Shareholder Approval Date, shares of Common Stock issued under the Plan may consist of newly issued or treasury shares.

  4.         Administration

               All Awards granted under the Plan shall be granted by either the Compensation Administration Committee or the Compensation Committee of the Board.  The Plan shall be administered by the Compensation Administration Committee for all grants with respect to any "officer" as that term is defined in Rule 16a-1(f) under the Exchange Act, or any other grant after the Shareholder Approval Date to covered employees for purposes of Section 162(m) of the Code to the extent necessary or proper to preserve deductibility of the compensation expense associated with such grant under Section 162(m); and the Compensation Committee for all other grants.  However, an Award granted under the Plan shall not be ineffective solely because it is granted by the Compensation Administration Committee or the Compensation Committee not in accordance with the preceding sentence.  The Committee is authorized to interpret the provisions of the Plan, to determine the terms and conditions of Awards to be granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to or inconsistent with the express provisions of the Plan.  Determinations, decisions and actions of the Committee in connection with the construction, interpretation, administration or application of the Plan will be final, conclusive and binding upon any Participant and any person claiming under or through the Participant.  No member of the Committee will be liable for any determination, decision or action made in good faith with respect to the Plan or any Awards granted under the Plan.  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.  This Plan is not intended to modify or limit the powers, duties or responsibilities of either the Board or the Committee as set forth under the UAL Corporation Restated Certificate of Incorporation.

  5.         Term of the Plan

               The Plan shall be effective as of July 29, 2002 and shall remain in effect as long as any Awards under it remain outstanding.  No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but the term of any Award theretofore granted may extend beyond that date.

  6.         Incentive Stock Options

               Incentive Stock Options are intended to satisfy the requirements applicable to "incentive stock options" described in Section 422(b) of the Code or any successor provision.  Incentive Stock Options may be granted under the Plan only if the Shareholder Approval Date is before the first anniversary of the Effective Date.  Incentive Stock Options shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

  (a)       The Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option.  Options shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee.
      (b)       The term of each Option shall be fixed by the Committee; in no event, however, shall the period for exercising an Incentive Stock Option extend more than 10 years from the date of grant.

  (c)        The aggregate Fair Market Value (determined on the date of grant) of the shares of Common Stock for which Incentive Stock Options are exercisable for the first time in any calendar year (under all options plans of the Company and its parent and subsidiary corporations) for any Participant shall not exceed $100,000.

  (d)        Incentive Stock Options shall not be transferable by a Participant other than by will or the laws of decent and distribution and shall only be exercisable by the Participant during his or her lifetime.

  (e)        The Exercise Price of Incentive Stock Options granted to any individual who at the time of such grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (within the meaning of Section 422(b) of the Code) shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant and the term of any Incentive Stock Option granted to such individual shall not exceed five years from the date of grant.

   7.          Nonqualified Stock Options
                Nonqualified Stock Options are not intended to satisfy the requirements applicable to "incentive stock options" described in Section 422(b) of the Code or any successor provision, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

    (a)         The Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the date of grant of such Nonqualified Stock Option.  Nonqualified Stock Options shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee.

    (b)         The term of each Nonqualified Stock Option shall be fixed by the Committee; in no event, however, shall the period for exercising a Nonqualified Stock Option extend more than 10 years from the date of grant.

  8.           Restricted Shares

                 The Committee is hereby authorized to grant Awards of Restricted Shares to Participants with the following terms and conditions.

    (a)         During the Restricted Period (as defined in Section 8(b)), Participant shall not sell, assign, exchange, transfer, pledge, hypothecate or otherwise dispose of or encumber any of the Restricted Shares.  Upon grant of the Award of Restricted Shares, however, Participant shall thereupon be a stockholder with respect to all shares of Common Stock subject to the Restricted Share Award and shall have all the rights of a stockholder with respect to such shares of Common Stock, including the right to vote such shares and to receive all dividends and other distributions.

    (b)         The term "Restricted Period" shall mean any period as set by the Committee, not to exceed ten years, said period to end sooner, upon the occurrence of any of the following:

      (i)        the dissolution of the Company, or any merger or consolidation of the Company where the Company is not the surviving corporation and the surviving corporation does not agree to exchange the Restricted Shares outstanding hereunder for shares of stock or securities of which it is the issuer having an aggregate value equal to the aggregate value of such Restricted Shares; or

      (ii)       a determination by the Committee at any time to accelerate or terminate such Restricted Period, but only to the extent of such determination.

    (c)          Unless and to the extent the Committee determines to end the Restricted Period with respect to any such Restricted Shares pursuant to Section 8(b)(ii), if a Participant ceases to be an employee of the Company or any Subsidiary for any reason, all such Participant's Restricted Shares which at such time remain subject to restrictions imposed hereunder shall be forfeited and returned to the Company, and the reserve of shares of Common Stock subject to the Plan, as described in Section 3, shall be increased by the number of Restricted Shares returned and such shares of Common Stock may again be subject to allocation under the Plan.

    (d)         The restrictions set forth in Section 8(c) shall lapse with respect to Restricted Shares when the Restricted Period applicable to such shares expires, as described in Section 8(b).

  9.          Stock Appreciation Rights

                The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any Nonqualified Stock Option granted hereunder.  In addition, a Stock Appreciation Right may be granted independently of and without relation to any Nonqualified Stock Option.  Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time including the following:

  (a)           A Stock Appreciation Right may be granted with respect to a Nonqualified Stock Option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

  (b)           Each Stock Appreciation Right will entitle the Participant to elect to receive in cash up to 100% of the appreciation in Fair Market Value of the shares of Common Stock subject thereto up to the date the Stock Appreciation Right is exercised.  In the case of a Stock Appreciation Right issued in relation to a Nonqualified Stock Option, such appreciation will be measured from the Nonqualified Stock Option's Exercise Price.  In the case of a Stock Appreciation Right issued independently of any Nonqualified Stock Option, the appreciation shall be measured from not less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

  (c)            The Committee shall have the discretion to satisfy a Participant's right to receive the amount of cash as determined in Section 9(b), in whole or in part, by the delivery of shares of Common Stock valued as of the date of the Participant's election.
(d)            In the event of a Stock Appreciation Right, the number of shares of Common Stock reserved for issuance hereunder (and the shares of Common Stock subject to the related Nonqualified Stock Option, if any) shall be reduced by the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.
  10.       Other Share-Based Awards
                The Committee, in its sole discretion, may grant to Participants such other Awards including, without limitation, dividends and dividend equivalents and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value, of shares of Common Stock ("Other Share-Based Awards"). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made; (ii) the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares of Common Stock so awarded and issued shall be fully paid and nonassessable).

  11.         Nontransferability of Awards

                Except as otherwise provided by the Committee, each Award granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant.

  12.         Other Provisions

                 The grant of any Award under the Plan may also be subject to other provisions (whether or not applicable to the grant of an Award to any other Participant) as the Committee determines appropriate, including, without limitation, provisions requiring that grants of Awards under the Plan be evidenced by an agreement (in writing or other form deemed appropriate by the Committee); provisions concerning vesting; provisions concerning exercise periods following termination of employment; provisions for the payment of the Exercise Price of Incentive Stock Options and Nonqualified Stock Options by delivery of other shares of Common Stock having a then Fair Market Value equal to the Exercise Price of such Incentive Stock Options or Nonqualified Stock Options; restrictions on resale or other disposition of shares of Common Stock delivered in connection with such Awards; such provisions or, as determined by the Committee, modifications to outstanding Awards as may be appropriate to comply with federal or state securities laws and stock exchange requirements; and understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan.

  13.         Tax Withholding

                 The Company shall be entitled to withhold the amount of taxes which the Company deems necessary to satisfy any applicable federal, state and local tax withholding obligations arising from Awards granted under the Plan, or to make other appropriate arrangements with Participants to satisfy such obligations.   At the discretion of the Committee, the Company may satisfy its withholding obligations by deducting or withholding from any transfer or payment to a Participant, or may require payment from a Participant, in the form of cash or other property, including shares of Common Stock prior to the exercise of an Award or prior to the delivery of any shares of Common Stock pursuant to the Award.

  14.         Limitation of Implied Rights

    (a) Neither a Participant nor any other person shall, by reason of participation in the Plan or the grant of any Award hereunder, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any amounts to any person.

    (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give such Participant the right to be so retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  Except as otherwise provided in the Plan, no Award granted under the Plan shall confer upon any Participant any rights as shareholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

  15.         Successors and Assigns

                The Plan and any Award granted thereafter shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

  16.         Adjustment Provisions

                 In the event of a corporate transaction involving the Company (including, without limitation, any Common Stock dividend, Common Stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards without enlargement or diminution to preserve the benefits or potential benefits of the Awards intended to be made available under the Plan.  Action by the Committee may include:  (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Incentive Stock Options, Nonqualified Stock Options and Stock Appreciation Rights; (iv) cancellation or termination of outstanding Awards in exchange for a payment (in cash or property) to the Participant of an amount determined by the Committee prior to such provision to be equitable; (v) substitution of other awards or rights in place of outstanding Awards on terms and conditions determined by the Committee prior to such provision to be equitable; and (vi) any other adjustments that the Committee determines prior to such provision to be equitable or appropriate.

  17.         Amendment or Termination

                 The Board may amend the Plan from time to time or terminate the Plan at any time, but no such action, without the Participant's consent, shall adversely affect the rights of a Participant under any Award granted.

  18.         Choice of Law

                 Unless otherwise specified, the Plan and any Award granted thereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to conflicts of laws.  In the event of any conflict or inconsistency between the Plan and an Award document, the Plan shall prevail.